Exhibit 10.87

RESEARCH AND DEVELOPMENT COLLABORATION AGREEMENT

This Research and Development Collaboration Agreement (hereinafter this “Agreement”) is entered into as of the Effective Date as herein defined by and between Koronis Biomedical Corporation, a Minnesota corporation (hereinafter “KBT”), with a place of business at 861 E. Hennepin Ave., Suite 410, Minneapolis, MN 55414 and Nuwellis, Inc. (fka CHF Solutions, Inc.), a Delaware corporation, (hereinafter “NUWE”), with a place of business at 12988 Valley View Road, Eden Prairie, MN 55344. KBT and NUWE are from time to time individually referred to as a “Party” and are from time to time collectively referred to as the “Parties.”

RECITALS

A. KBT is a research and development corporation that develops products with funding from third-parties under contract engineering relationships and with funding from government research projects (grants or contracts).

B. KBT will develop for NUWE under government grant funding or on a work for hire basis certain technology having utility in renal replacement therapy for small children and neonates with acute kidney injury, fluid overload and kidney failure from research and development activities associated with a specific set of government funded research projects.

C. NUWE designs, markets, and sells fluid management therapy devices using an ultrafiltration method for researchers and clinicians.

D. KBT and NUWE desire to collaborate to create new technology having utility in renal replacement therapy for small children and neonates from the set of government funded research projects.

E. KBT and NUWE wish to delineate the ownership and rights to technology resulting from the collaboration. Such technology shall consist of intellectual property, including inventions (whether or not patented) and copyrightable material (whether or not registered), which is discovered or created as a result of research activities funded by the set of government funded research projects.

F. NUWE shall own all technology resulting from research and development activities completed by NUWE staff under subcontract from the set of government funded research projects.

G. NUWE wishes to have KBT assign and transfer to NUWE any and all right, title and interest to design, make, use, and sell products using new technology resulting from research and development activities completed by KBT staff on the set of government funded research projects and KBT is willing to provide such transfer and assignment on the terms and conditions provided herein.

Therefore, in and for consideration of the terms and conditions described herein and for other good and valuable consideration, KBT and NUWE agree as follows:

AGREEMENT

1.
Definitions

1.1.
“Applicable Projects” means the set of government funded research projects as defined in Addendum A, which may be amended by mutual written agreement of the Parties. Initial or continuing government funding for the projects listed in Addendum A is not guaranteed.

1.2.
“Applicable Product Markets” means markets for ultrafiltration therapy and renal replacement therapy.

1.3.
“Effective Date” means the last date of signature below by representatives of the Parties.

1.4.
“Intellectual Property” means ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, electronic code, data and rights (whether or not protectable under state, federal or foreign patent, trademark, copyright or similar laws) or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable.

1.5.
“Project Technology” means all Intellectual Property associated with the performance by the Parties under the terms of this Agreement and related to all Applicable Projects under the grant(s), which include, but shall not be limited to, design information whether copyrighted or not, custom software, study protocols, calculation and analysis algorithms and approaches, product designs and manufacturing methods, human study data, and study evaluation materials such as industrial design drawings, electrical/mechanical CAD files, custom firmware/software, test protocols, test results, prototypes, know-how, patents and patent applications, technical information, trade secrets, know how, processes, formulations, inventions, concepts or ideas that are created as a direct result of research and development activities associated with and funded by the Applicable Projects, whether or not reduced to any written, printed, or electronically stored form.

1.6.
“NUWE Project Technology” means all Intellectual Property, and all rights related thereto, made by, acquired by or licensed by a third party to NUWE during the Term of this Agreement.

1.7.
“KBT Project Technology” means Project Technology or work product of KBT or its personnel or subcontractors created in the Scope of the Program or related to the Applicable Projects, including text, computer software, program or other works of authorship, and inventions, ideas, discoveries or processes (whether or not patentable and including that which may be subject to copyright protection).

1.8.
“Scope of the Program” means worked performed by KBT or on KBT’s behalf related to the Applicable Projects under this Agreement or the Project Technology that KBT or any of its agents makes, conceives or reduces to practice, or causes to be made, conceived or reduced to practice.

2.
Ownership, Grant of License, Option and Term

2.1
Ownership by NUWE. NUWE shall own all right, title and interest in and to all Intellectual Property, and all rights related thereto, owned by NUWE prior to the Effective Date (“NUWE IP”) and all NUWE Project Technology.

2.2
Ownership by KBT. KBT shall own KBT Project Technology, subject to the License (described in Section 2.2) and the Assignment (described in Section 2.3). Without limiting the foregoing, KBT shall retain all right, title and interest in and to all Intellectual Property owned by KBT prior to the Effective Date or made by, acquired by or licensed by a third party to KBT during the Term fully independent of this Agreement and unrelated to the Scope of the Program, the Applicable Projects or the Project Technology (“KBT IP”). KBT shall own all right, title and interest in and to all Intellectual Property, and all rights related thereto, developed by KBT in the performance of this Agreement which relates generally to the development, testing, quality assurance or manufacture of medical devices that is not exclusive and particular to the Scope of the Program, the Applicable Projects or the Project Technology (the “Non-Project Specific IP”). To the extent any KBT IP or Non-Project Specific IP is incorporated into the design of a product, KBT hereby grants to NUWE a non-exclusive, perpetual, worldwide, transferable and sublicensable, royalty-free and fully paid-up license to exploit the incorporated KBT IP and Non-Project Specific IP solely in connection with the making, using, selling, and offering for sale the relevant product by NUWE.

2.3
Base Grant. KBT hereby grants to NUWE, during the Term of the Agreement, a worldwide right and license to design, make, use, copy, reproduce, have made, import, market, distribute, advertise, promote, sublicense, modify, offer to sell, and sell products using KBT Project Technology in all Applicable Product Markets.

2.4
Assignment. Upon completion of the payments of the Technology License Fee (described in Section 3.1) and without any further action by NUWE, KBT shall irrevocably assign any and all rights to the Project Technology, including without limitation any and all KBT Project Technology. KBT hereby irrevocably designates and appoints NUWE and its duly authorized officers and agents, as KBT’s agents and attorney-in-fact, coupled with an interest, to act for and on KBT’s behalf and in KBT’s place and stead, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts to further the purposes set forth above in this Section 2.4, including, without limitation, the perfection of assignment and the prosecution and issuance of patents, patent applications, filing with the FDA, copyright applications and registrations, trademark applications and registrations or other rights in connection with such Work Product and improvements related to the Project Technology with the same legal force and effect as if executed by KBT.

2.5
Acceleration of Assignment. NUWE may elect at any time, in its sole and absolute discretion, to accelerate the payment of the Technology License Fee, including, without limitation, in connection with a termination of this Agreement, and upon such payment of the Technology License Fee by NUWE to KBT, the assignment contemplated by Section 2.4 shall be automatically effective without any additional action required by KBT.

2.6
Cooperation. KBT shall timely and fully disclose to NUWE any Project Technology, including without limitation any and all “work made for hire” that KBT or any of its agents makes, conceives or reduces to practice, or causes to be made, conceived or reduced to practice. KBT agrees to take, and to cause its personnel to take all further acts reasonably required to evidence such assignment and transfer to NUWE, at KBT’s expense.

2.7
Term. The Term of the licenses granted herein by KBT shall commence on the Effective Date and shall continue in perpetuity. Notwithstanding the foregoing, the licenses granted by KBT will automatically and immediately expire upon any earlier termination of this Agreement under Section 8.

2.8
Exclusivity. The licenses granted herein by KBT to NUWE shall be exclusive to NUWE, except to the extent such license are otherwise transferable or sublicensable.

3.
License Fee

3.1
Technology License Fee. NUWE agrees to pay KBT a non-refundable license fee of $600,000 according to the following schedule (the “Technology License Fee”):

Fee	Date
$35,000	1/1/2027
$35,000	2/1/2027
$35,000	3/1/2027
$35,000	4/1/2027
$35,000	5/1/2027
$35,000	6/1/2027
$35,000	7/1/2027
$35,000	8/1/2027
$35,000	9/1/2027
$35,000	10/1/2027
$35,000	11/1/2027
$35,000	12/1/2027
$35,000	1/1/2028
$35,000	2/1/2028
$35,000	3/1/2028
$35,000	4/1/2028
$40,000	5/1/2028

4.
Research and Development Projects

4.1
Project Definitions. The engagement terms for the Applicable Projects are defined in the respective submitted grant applications and any subsequent planning documents, including the subcontractors' respective scope of work, if any, milestones or deadlines, and payments and timing of payments for subcontracts. To the extent possible and when consistent with the relevant government contracting rules and the overall goals and objectives of the respective projects, NUWE will assist in guiding the specific development paths and technology outputs for the Applicable Projects. NUWE will act as project manager of the development of the Project Technology. KBT will provide NUWE with a copy of each draft application for any grant for the Applicable Projects for review prior to submission and KBT agrees to include any comments or revisions subject to government grant submission rules to such draft application’s proposed by NUWE.

4.2
Collaboration. NUWE may, at its sole election, collaborate in the research and development activities under a separate subcontract with KBT in accordance with government grant rules and regulations. NUWE will be compensated for such research and development activities, through funds from any approved grant received by KBT in connection with this Agreement. Where consistent with the overall goals and objectives of the respective grant-funded projects and any applicable government contracting rules, NUWE may, at its sole election, influence the development paths (including, for example, funding allocations, whether NUWE internal development/evaluation resources should be utilized, other subcontractor/staff assignments, etc.), technical outputs, evaluation details, etc. for the grant-funded activities. It is also anticipated that NUWE will provide technical requirements for the Project Technology. KBT acknowledges and agrees that any contact or interaction by KBT with consultants of NUWE (e.g., physician consultants) will be coordinated through NUWE. NUWE shall be entitled to perform services for KBT as a subcontractor based on mutually agreed rates in accordance with fair market value in the industry and NIH standards.

4.3
Disclosure of Project Data. As between KBT and NUWE, NUWE shall retain sole authority regarding the nature, timing, format and other matters relating to publication or other external disclosure of data (i.e. both non-clinical or clinical data) relating to the testing of any product developed as a result of the Applicable Projects.

4.4
General Assistance. In connection with the Applicable Projects and the costs allocated to the Applicable Projects, KBT shall provide assistance and support to NUWE in the progress of the Applicable Projects including input and support for regulatory submissions, training for employees and consultants of NUWE and other technical support.

4.5
Restrictions. During the Term and a period of three (3) years after completion, KBT will not apply for a grant for development of technology or products that would compete with the Project Technology. For a period of three (3) years after the initial grant submission for the Project Technology, NUWE will not apply, or use a third-party to apply, for a federal grant for development of technology or products that utilize the Project Technology (“Grant Submission Restriction Period”). NUWE

5.
Patent Applications and Maintenance

5.1
Patent Applications and Maintenance

(a)
As of the Effective Date, NUWE hereby assumes responsibility for the preparation, filing, prosecution and maintenance of patent applications and patents, including the costs associated therewith, for inventions associated with the Project Technology or NUWE IP. NUWE may in its sole discretion determine whether or not to apply for, continue to prosecute, and maintain any such patents or patent applications. Decisions on the preparation, filing, continued prosecution, and maintenance of any patents or patent applications in any country shall rest in the sole discretion of NUWE. NUWE shall not have any obligation to determine whether or not any discoveries, methods, products, processes or other inventions are patentable. NUWE shall have no obligation to notify KBT that NUWE is not applying for, continuing to prosecute, or maintaining any patent or patent application, but if KBT inquires as to NUWE’s intentions with respect to any invention, NUWE will inform KBT of its position within sixty (60) days of NUWE’s receipt of KBT’s inquiry. Patents associated with federally funded research and development discoveries are subject to reporting obligations and other restrictions.

(b)
KBT hereby assumes responsibility for the preparation, filing, prosecution and maintenance of patent applications and patents, including the costs associated therewith, for inventions associated with the KBT IP and the Non-Project Specific IP..

6.
Representation and Warranties

6.1
Representations and Warranties of KBT.

(a)
Authority. KBT represents and warrants that it has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by KBT have been duly authorized by KBT. This Agreement constitutes the legal, valid and binding obligation of KBT, enforceable in  accordance with its terms, (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery or performance of this Agreement by KBT, nor the consummation of the transactions contemplated hereby, nor compliance by KBT with the terms and provisions of this Agreement, will result in a violation or breach of any term or provision of KBT’s corporate charter or by-laws or to the best of its knowledge of any statute, rule or regulation applicable to KBT, nor conflict with or constitute a default under any other agreement to which KBT is a party or to which its assets are subject, or any instrument, judgment, decree, writ, or other restriction to which KBT is a party or by which its assets are bound.

(b)
No Conflicting Grants. KBT represents and warrants that it has not, and will not grant to any third party any licenses, security interests, liens, claims, restrictions, royalty obligations or encumbrances which will materially interfere with NUWE's rights hereunder.

(c)
No Warranties. KBT Project Technology will be transmitted by KBT to NUWE "as is". KBT does not provide any warranty of KBT Project Technology whatsoever, whether express, implied, or statutory, including, but not limited to, any warranty of merchantability or fitness for a particular purpose or any warranty that the contents of KBT Project Technology will be non-infringing on any patent worldwide or error-free. In no respect shall KBT incur any liability for any damages, including, but not limited to, direct, indirect, special, or consequential damages arising out of, resulting from, or any way connected to the use of KBT Project Technology, whether or not based upon warranty, contract, tort, or otherwise; whether or not injury was sustained by persons or property or otherwise; and whether or not loss was sustained from, or arose out of, the results of, KBT Project Technology, or any services that may be provided by KBT.

6.2
Representation and Warranties of NUWE.

(a)          Authority. NUWE represents and warrants that it has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NUWE have been duly authorized by NUWE. This Agreement constitutes the legal, valid and binding obligation of NUWE, enforceable in accordance with its terms, (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery or performance of this Agreement by NUWE, nor the consummation of the transactions contemplated hereby, nor compliance by NUWE with the terms and provisions of this Agreement, will result in a violation or breach of any term or provision of NUWE' corporate charter or bylaws, or to the best of its knowledge of any statute, rule or regulation applicable to NUWE nor conflict with or constitute a default under any agreement to which NUWE is a party or to which its assets are subject, or any instrument, judgment, decree, writ, or other restriction to which NUWE is a party or by which its assets are bound.

7.
Indemnity

7.1
Mutual Indemnification for Breach of Agreement. A Party that commits a material breach of this Agreement shall defend, indemnify, and hold harmless the other Party, and its officers, directors, employees and agents, from and against any and all losses, liabilities, claims, demands, suits, actions, proceedings, expenses, recoveries, settlements, penalties, fines, costs, expenses, reasonable attorneys' fees and damages (including without limitation, claims and liabilities based upon negligence, unfair business practices, warranty, strict liability, and violation of government regulation, exemplary, statutory, compensatory, special or punitive damages) arising from any such material breach of this Agreement.

7.2
Notification and Participation. A Party shall promptly notify the other Party of any claim believed to be subject to indemnification and defense. The indemnified Party shall cooperate with the indemnifying Party or its agent(s), at the latter’s expense, in the defense of any such actions or claims as reasonably requested by the indemnifying Party. The indemnifying Party shall control the defense of any such actions or claims, but shall not affect any settlement without prior notice to, and consent of the indemnified Party, which shall not be unreasonably withheld.

8.
Termination

8.1
Material Breach. If a Party commits a material breach of this Agreement, the nonbreaching Party may elect to terminate this Agreement by providing the breaching Party with at least 90 days prior written notice to cure the breach, if capable of cure, and in the event that no cure is effected, then termination shall take effect on the 90th day following the date of such notice. In the event of such termination by KBT, NUWE shall be entitled to pay KBT the Technology License Fee and assignment of the KBT Project Technology, including work product, contemplated by Section 2.1 above shall be automatically effective upon the payment of the Technology License Fee by NUWE. Termination made hereunder shall not constitute a bar, discharge, waiver, limit, or other impairment of the nonbreaching Party’s rights and remedies in law or equity. NUWE may elect, in its sole and absolute discretion to terminate this Agreement upon prior written notice to KBT. The Parties acknowledge and agree to the totality of the fees owed by NUWE to KBT shall not exceed an amount equal to the Technology License Fee. Notwithstanding the termination of this Agreement, any liability or obligation of either Party which may have accrued prior to such termination shall continue in full force and effect, including but not limited to the rights and obligations of the parties hereto under Sections 1, 2 and Sections 5 through 9 of this Agreement.

9.
Miscellaneous

9.1
No Implied Waivers, Rights Cumulative. No failure or delay on the part of KBT or NUWE in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

9.2
Relationship of the Parties. Nothing contained in this Agreement is intended or is to be construed to constitute KBT and NUWE as partners, principal-agent, or joint venturers. Except as expressly provided herein, neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract agreement or undertaking with any third party. Each Party is an independent contractor to the other Party.

9.3
Notices. All notices, requests and other communications to KBT or NUWE hereunder shall be in writing, shall refer specifically to this Agreement and shall be personally delivered or sent by nationally recognized courier with receipt signature required (such as Federal Express or UPS), cost pre-paid, or by registered or certified mail with return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto):

If to KBT:
Attn: Patrick Lichter
Koronis Biomedical Technologies Corporation
861 E. Hennepin Ave, Suite 410
Minneapolis, MN 55414

If to NUWE:
Attn: John Erb, President and Chief Executive Officer
Nuwellis, Inc.
12988 Valley View Road
Eden Prairie, MN 55344

Any notice or communication given in conformity with this section 9.3 shall be deemed to be effective upon signed receipt.

9.4
Successors and Assigns. Neither Party may assign this Agreement or its rights hereunder without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign its rights hereunder in their entirety to an affiliate or to a purchaser or acquirer of substantially all of such Party’s assets or equity (whether by asset purchase, merger or stock acquisition). For purposes of this section, the term “affiliate” means a third party that controls, is controlled by or under common control with such Party, and the term “control” means the ability to direct, directly or indirectly, the voting of more then fifty percent (50%) of the voting power of such party. This Agreement shall be binding on and inure to the benefit of the Parties and their permitted successors and assigns.

9.5
Amendments. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent by KBT or NUWE to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by KBT and NUWE, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any other agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by KBT and NUWE.

9.6
Construction. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be construed for or against either Party.

9.7
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, as applied to contracts made and performed entirely within the State of Minnesota. In any action, suit, or proceeding arising from, in connection with, or regarding this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs.

9.8
Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, KBT and NUWE hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

9.9
Entire Agreement. This Agreement, together with any agreements or other documents expressly referenced herein, constitutes, on and as of the Effective Date, the entire agreement of KBT and NUWE with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between KBT and NUWE with respect to such subject matter are hereby superseded in their entirety, including, without limitation, that certain Memorandum of Understanding executed in December of 2020.

9.10
Dispute Resolution. The parties hereto deem it to be in their respective best interests to settle any dispute as expeditiously and economically as possible.

9.11
Subheadings. Subheadings are for the convenience of the parties only and are not made a part of this Agreement.

9.12
Counterpart Originals and Electronic Transmission. This Agreement may be signed in counterparts, and each counterpart shall be deemed to be an original. Electronic transmission of a facsimile counterpart of this Agreement executed by the transmitting party shall have the same force and effect as delivery of an originally signed counterpart of this Agreement.

9.13
Bankruptcy. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. The Parties agree that a Party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against the licensing Party (such Party, the “Involved Party”) under the U.S. Bankruptcy Code, the other Party (such Party, the “Noninvolved Party”) shall be entitled to a complete duplicate of or complete access to (as such Noninvolved Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, provided the Noninvolved Party continues to fulfill its payment or royalty obligations as specified herein in full. Such intellectual property and all embodiments thereof shall be promptly delivered to the Noninvolved Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefore by the Noninvolved Party, unless the Involved Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Involved Party upon written request therefore by the Noninvolved Party. The foregoing is without prejudice to any rights the Noninvolved Party may have arising under the U.S. Bankruptcy Code or other applicable law.

9.14
HIPAA Compliance. NUWE and KBT agree that KBT shall not use or further disclose individually identifiable health information (“PHI”) as defined in and subject to protection under the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated pursuant thereto (“HIPAA”) other than as permitted by this Agreement or required by law. KBT shall use appropriate safeguards to prevent the use or disclosure of the PHI other than as permitted by this Agreement, and shall implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of Electronic Protected Health Information (“ePHI”) (“Safeguards”). KBT shall report to NUWE: (a) any use or disclosure of the PHI not permitted by this Agreement or by law of which KBT becomes aware; and (b) any security incident of which KBT becomes aware. To the extent that KBT uses one or more subcontractors or agents to provide services under this Agreement, and such subcontractors or agents receive or have access to the PHI, each such subcontractor or agent shall: (1) enter into a written agreement with KBT containing the same restrictions and conditions set forth in the business associate provisions of HIPAA that apply through KBT; and (2) implement reasonable and appropriate Safeguards to protect ePHI. KBT agrees to make its internal practices, books and records relating to the use and disclosure of PHI and its policies, procedures and documentation required by the security rule relating to the Safeguards, available to the Secretary of the U.S. Department of Health and Human Services or his designee to the extent necessary to determine KBT’s NUWE’ compliance with HIPAA. KBT agrees to make available to NUWE the information in its possession required to provide an accounting of KBT’s disclosures of PHI as required by HIPAA. KBT shall use reasonable commercial efforts to mitigate any harmful effect that is known to KBT of a use or disclosure of PHI by KBT in violation of this Agreement. Upon the termination of this Agreement for any reason, KBT shall remain bound by the provisions of this Section 23(h) with respect to any PHI that remains in its possession.

9.15
Excluded Provider. KBT represents and warrants that it, and, to the best of its knowledge, its employees and subcontractors providing any services in connection with this Agreement are not debarred, excluded, suspended or otherwise ineligible to participate in a federal health care program, nor have they been convicted of any health care related crime (an “Excluded Provider”). KBT shall promptly notify NUWE in writing in the event that it becomes aware that any of its employees or subcontractors providing the Products has become an Excluded Provider. NUWE may terminate this Agreement upon written notice to KBT if KBT, or any of its employees or subcontractors providing the Products becomes an Excluded Provider.

9.16
Non-solicitation. Each Party agrees that, for a period of twenty-four (24) months from the date of this Agreement, it will not recruit or hire, or assist others in recruiting or hiring, any person who is an officer, employee or consultant of the other Party, except upon such Party’s prior written consent.

9.17
Confidential Information. KBT and NUWE each agree:

(a)
To receive and hold all Confidential Information (as defined below) in strict confidence and to disclose such Confidential Information only to its employees and representatives who have a need to know the Confidential Information. Without affecting the generality of the foregoing, the Receiving Party (as defined below) will exercise no less care to safeguard the Confidential Information than it exercises in safeguarding its own Confidential Information and will be responsible for any breach of the provisions of this Section 9.17 by its employees and representatives (including its employees who, subsequent to the first disclosure of Confidential Information, become former employees);

(b)
That the Receiving Party shall not, directly or indirectly, disclose or use the Confidential Information, in whole or in part, for any purposes other than those contemplated herein. Without affecting the generality of the foregoing, the Receiving Party shall not, directly or indirectly, disclose any such Confidential Information to any third party or use the Confidential Information for the benefit of any third party;

(c)
That neither Party shall, without the prior written consent of the other Party, disclose to any third party the fact that the Confidential Information has been made available or any of the terms, conditions or other facts with respect to the business relationship of the Parties; except to the extent required in connection with this Agreement or by law or in connection with the disclosure by a Party of the existence and general nature of this Agreement in press releases, shareholder reports, quarterly and annual corporate reports, Securities and Exchange Commission filings or by a Party to potential acquirers, lenders, and investors in connection with due diligence in connection with a merger, acquisition, financing or other strategic corporate transaction involving such Party;

(d)
That money damages would not be a sufficient remedy for a breach of this Section 9.17 and that the non-breaching Party may be entitled to equitable relief (including, but not limited to, a temporary restraining order or an injunction or specific performance) in the event of any breach of the provisions of this Section 9.16;

(e)
The furnishing of Confidential Information hereunder shall not constitute or be construed as a grant of any express or implied license or other right, or a covenant not to sue or forbearance from any other right of action by the Disclosing Party (as defined below) to the Receiving Party under any of the Disclosing Party’s patents or other intellectual property rights;

(f)
Upon the Disclosing Party’s request, upon termination or expiration of this Agreement, the Receiving Party shall immediately return all written, graphic and other tangible forms of the Confidential Information (and all copies thereof) in the Receiving Party’s possession or control except for one copy which may be retained for legal archival purposes only;

(g)
The obligations of the Receiving Party regarding disclosure and use of Confidential Information shall survive the termination of this Agreement and shall continue for five (5) years after the date of termination of this Agreement; and

(h)
For the purposes of this Agreement, “Confidential Information” shall mean all oral or written information that is disclosed by either Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), or that the Receiving Party becomes aware of as a result of its discussions and work with the Disclosing Party, and that is not generally known to the public, including but not limited to, information of a technical nature such as trade secrets; manufacturing processes or devices or know-how; techniques, data, formulas, inventions, discoveries or innovations (whether or not patentable), specifications and characteristics of current products or products under development; research projects, methods and results; non-clinical and clinical data; matters of a business nature such as information about costs, margins, pricing policies, markets, sales, suppliers and customers; product, marketing or strategic plans; financial information; personnel records and other information of a similar nature, provided, however, that Confidential Information shall not include any information that (i) is or becomes public knowledge without breach of the Receiving Party’s obligations hereunder; (ii) is rightfully acquired by the Receiving Party from a third party that is not under a confidentiality restriction on disclosure or use; (iii) was already known to the Receiving Party prior to receipt from the Disclosing Party as evidenced by written records; (iv) is required to be disclosed by law or court order, provided that notice of the requirement is promptly delivered to the Disclosing Party in order to provide the Disclosing Party with an opportunity to challenge or limit the disclosure obligations; or (v) is disclosed or used following the Receiving Party’s receipt of express written consent from an authorized representative of the Disclosing Party. The Receiving Party shall have the burden of proof respecting any of the aforementioned events on which the Receiving Party relies as relieving it of any confidentiality restrictions hereunder.

10.
Dispute Resolution.

(a)
Unless otherwise set forth in this Agreement, in the event of any dispute arising under Section 2.2 of this Agreement between the Parties, either Party shall have a right to refer such dispute to their respective executive officers, and such executive officers shall attempt in good faith to resolve such dispute. If the parties are unable to resolve a given dispute pursuant to this section within thirty (30) days of referring such dispute to the executive officers, any such dispute shall be resolved pursuant to Section 10.2(b).

(b)
Any unresolved disputes between the parties relating to, arising out of or in any way connected with Section 2.2 of this Agreement whether before or after termination of this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association in association with its Commercial Arbitration Rules and subject to this Section 10.2(b). The seat of arbitration will be Minneapolis, MN. Any arbitration shall be conducted by a panel of three (3) arbitrators. One (1) arbitrator shall be selected by NUWE, one (1) arbitrator shall be selected by KBT and the third (3rd) arbitrator shall be selected by the two (2) arbitrators selected by the parties. The arbitrators shall have no power to change the provisions of this Agreement nor to make an award of reformation. The determination rendered by the arbitrators shall be final and binding upon the parties hereto, and judgment upon the determination rendered may be entered by either party in any court that has jurisdiction over the parties or the subject matter of the controversy or claim. The arbitration panel shall prepare and deliver to the Parties a written, reasoned opinion conferring its decision. Each Party will bear its own attorney’s fees, costs and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the administrator and the arbitrators; provided, however, that the arbitrators will be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the administrator and the arbitrators.

IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officer or person to sign this Agreement as of the date first above written.

Koronis Biomedical Corporation		Nuwellis, Inc.
		By:	/s/ John Erb
By:	/s/ Patrick Lichter		John Erb (Sep 11, 2025 14:53:50 CDT)

Name:	Patrick Lichter	Name:	John Erb

Title:	President	Title:	Chairman and CEO

Date:	09/11/25	Date:	09/11/25

ADDENDUM A

Applicable Projects

Project Name and Technology	Agency	Type	Amount	Status
SBIR 2R44DK127631 “Kidney Support in Pediatric Patients Using an Ultrafiltration Device”	NIH	Phase IIb	$2,998,735	Awarded